SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CAMDEN NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement)

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Dear Shareholders:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation (the “Company”), to be held on Tuesday, April 25, 2006, at 3:00 p.m., local time, at the Camden National Corporation Hanley Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856 (together with any adjournments or postponements thereof, the “Annual Meeting”). The Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed, as is the Company’s 2005 Summary Annual Report.

At the Annual Meeting, you will be asked to elect three (3) directors to the Company’s Board of Directors for three-year terms. In addition, you will be asked to ratify the selection of Berry, Dunn, McNeil & Parker, as the Company’s independent registered public accounting firm for 2006, and to consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Company’s Board of Directors recommends that you vote “FOR” the election of each nominee to the Board of Directors listed in the Proxy Statement and “FOR” the selection of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for 2006.

Your vote is extremely important. Therefore, even if you do not plan to attend the Annual Meeting in person, we ask that you complete, sign and return your completed Proxy Card in the enclosed envelope as soon as possible and in any case no later than 5:00 p.m., local time, on Monday, April 24, 2006. Shareholders of record of the Company’s common stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed Proxy Card.

As always, your continued support is greatly appreciated.

Sincerely,

Rendle A. Jones

Chairman of the Board

Robert W. Daigle

President and Chief Executive Officer

March 24, 2006

Notice of Annual Meeting of Shareholders

To be held April 25, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation, (the “Company”) will be held on Tuesday, April 25, 2006 at 3:00 p.m., local time, at the Camden National Corporation Hanley Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856 (together with any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:

1.	To elect three directors. The Company’s Board of Directors has nominated each of Ann W. Bresnahan, Robert W. Daigle and Rendle A. Jones to serve as directors of the Company until the 2009 Annual Meeting and until their respective successors are duly elected and qualified;

2.	To ratify the selection of Berry, Dunn, McNeil & Parker, as the Company’s independent registered public accounting firm for 2006; and

3.	To consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 15, 2006 as the record date for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). Only shareholders of record of the Company’s common stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. The Company will make available for inspection by any shareholder a list of shareholders entitled to receive notice of, and to vote at, the Annual Meeting during ordinary business hours at the Company’s principal office, located at Two Elm Street, Camden, Maine 04843, for ten days prior to the Annual Meeting. Only business within the purposes described in this notice may be conducted at the Annual Meeting.

The Board of Directors unanimously recommends that you vote “FOR” each of the three nominees as directors on the Company’s Board of Directors and “FOR” the selection of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for 2006.

The Board of Directors requests that you complete, sign and date the enclosed Proxy Card and mail it promptly in the enclosed postage-paid envelope. Any proxy that you deliver may be revoked prior to the Annual Meeting by a writing delivered to the Company, Attention: John W. Holmes, Secretary, Two Elm Street, Camden, Maine 04843, stating that your proxy is revoked or by delivering a later dated proxy. Shareholders of record of the Company’s common stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed Proxy Card.

By Order of the Board of Directors

John W. Holmes

Secretary

March 24, 2006

PROXY STATEMENT

Annual Meeting of Shareholders

to be held April 25, 2006

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Camden National Corporation, a Maine corporation (the “Company”), for use at the 2006 Annual Meeting of Shareholders of the Company to be held on Tuesday, April 25, 2006 at 3:00 p.m., local time, at the Camden National Corporation Hanley Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856 and any adjournments or postponements thereof (the “Annual Meeting”). Only shareholders of record as of March 15, 2006 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the three nominees to the Company’s Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, 7,519,629 shares of the Company’s common stock, no par value (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting.

The Company will bear the cost of soliciting proxies. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by the Company’s directors and officers who will not be specially compensated for such solicitation. The Company has engaged American Stock Transfer and Trust Company (“AST&T”), its transfer agent, to solicit proxies held by brokers and nominees for a fee of $300 plus reimbursement for reasonable out-of-pocket expenses in the solicitation of proxies. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses of doing so. AST&T’s transfer books will remain open between the Record Date and the date of the Annual Meeting.

The Notice of Annual Meeting, Proxy Statement and Proxy Card were first mailed to the Company’s shareholders on or about March 24, 2006 to solicit proxies for the Annual Meeting. Any shareholder giving a proxy has the right to revoke it at any time before it is exercised; therefore, the delivery of an executed Proxy Card will not in any way affect a shareholder’s right to attend the Annual Meeting and vote in person. Revocation may be made prior to the Annual Meeting by written revocation or duly executed Proxy Card bearing a later date sent to the Company, Attention: John W. Holmes, Secretary, Two Elm Street, Camden, Maine 04843; or a proxy may be revoked personally at the Annual Meeting prior to the voting of the proxy. In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by the Company, including unmarked proxies, will be voted to (a) elect the nominees to the Company’s Board of Directors described herein, (b) ratify the selection of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for 2006 and (c) consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The holders of one-third of the total number of outstanding shares of Common Stock, present in person or by proxy, are required for a quorum at the Annual Meeting. If a quorum is present at the Annual Meeting, a simple majority of shares voted is required to elect each of the three directors and to ratify the selection of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm for 2006. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not for purposes of voting with respect to determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the Proxy Card that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum but not for purposes of voting with respect to that matter.

PRINCIPAL SHAREHOLDERS

As of the Record Date, there were 7,519,629 shares of Common Stock outstanding, held of record by approximately 967 shareholders. Only shareholders of record as of the Record Date shall be entitled to vote at the Annual Meeting and each share is entitled to one vote.

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than five percent of Common Stock, (ii) each current director of the Company and each nominee for director on the Company’s Board of Directors, (iii) the Company’s named executive officers (as defined on page 8, under the heading “Executive Compensation”), and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the Company’s directors, executive officers and shareholders owning more than five percent of Common Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him or her as set forth opposite his or her name.

5% or Greater Shareholders:	Number of Shares Held		Percentage of Shares Outstanding
Kenneth C. & Prudence G. Dickey	643,361		8.56%
P.O. Box 188
Camden, Maine 04843

Directors, Nominees and named executive officers:
Laurel J. Bouchard	6,130	(1)	*
Ann W. Bresnahan	23,940	(2)	*
Joanne T. Campbell	5,464	(3)	*
Robert J. Campbell	24,000		*
Robert W. Daigle	24,139	(4)	*
Sean G. Daly	1,757	(5)	*
Gregory A. Dufour	13,269	(6)	*
David C. Flanagan	1,736		*
Ward I. Graffam	3,825		*
Rendle A. Jones	332,835	(7)	4.43%
John W. Holmes	9,000		*
Theodore C. Johanson	14,960		*
Winfield F. Robinson	49,753	(8)	*
Robin A. Sawyer, CPA	415	(9)	*
All nominees, continuing directors and executive officers as a group (15 persons):	516,509		6.85%

*	Less than 1%.
(1)	Includes 4,350 shares underlying stock options exercisable within 60 days.
(2)	Includes 5,940 shares over which voting and dispositive power are shared jointly with Ms. Bresnahan’s spouse.
(3)	Includes 4,900 shares underlying stock options exercisable within 60 days. Also includes 550 shares over which voting and dispositive power are shared jointly with Ms. Campbell’s spouse.
(4)	Includes 400 shares owned by Mr. Daigle’s spouse, as to which Mr. Daigle disclaims any beneficial interest and 18,720 shares over which voting and dispositive power are shared jointly with Mr. Daigle’s spouse.
(5)	Includes 1,500 shares underlying stock options exercisable within 60 days.
(6)	Includes 5,000 shares underlying stock options exercisable within 60 days.
(7)	Includes 282,785 shares owned by various trusts of which Mr. Jones acts as trustee, as to which shares he disclaims any beneficial interest. Also includes 1,950 shares owned by Mr. Jones’s spouse, as to which Mr. Jones disclaims any beneficial interest.
(8)	Includes 33,193 shares owned by Mr. Robinson’s spouse, as to which Mr. Robinson disclaims any beneficial interest.
(9)	Includes 415 shares over which voting and dispositive power are shared jointly with Ms. Sawyer’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Section 16 Persons”) to file initial reports of ownership and reports of changes of ownership with the Securities Exchange Commission (“Commission”) and the American Stock Exchange. Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports and written representations that all other filings required to be made by the Section 16 Persons during the fiscal year ended December 31, 2005, were timely made, the Company believes that all Section 16 Persons filed the reports required to be filed under Section 16(a) on a timely basis.

PROPOSAL 1 - ELECTION OF DIRECTORS

Directors and Executive Officers

The Company’s Board of Directors currently consists of 10 members and is divided into three categories. Directors serve for three-year terms with only one category of directors being elected by the Company’s shareholders at each Annual Meeting. At the Annual Meeting, three directors will be elected to serve until the 2009 Annual Meeting of shareholders and until each such director’s successor is duly elected and qualified. Pursuant to the rules of the American Stock Exchange, the Governance Committee has nominated Ann W. Bresnahan, Robert W. Daigle and Rendle A. Jones for election as directors. For more information on our nominations procedures, see the description of our Governance Committee contained later in this Proxy Statement. The proxies will be voted, unless authority to do so is expressly withheld, in favor of the three nominees nominated by the Board of Directors. The Board of Directors recommends voting “FOR” the election of each nominee as director of the Company.

Set forth below is a list of the nominees for directors of the Company, including their age and positions with the Company and its subsidiaries (i.e. Camden National Bank, UnitedKingfield Bank, and Acadia Trust, N.A.), each as of December 31, 2005.

Nominees	Age	Position with the Company	Current Term of Directorship	Positions with Subsidiaries
Ann W. Bresnahan	54	Director	2006	Director, Camden National Bank

Robert W. Daigle	56	Director, President Chief Executive Officer	2006	Director, Camden National Bank Director, UnitedKingfield Bank Director & Chairman, Acadia Trust, N.A.

Rendle A. Jones	63	Director & Chairman	2006	Director & Chairman, Camden National Bank Director, UnitedKingfield Bank

Set forth below is a list of the Company’s Directors not currently standing for election to the Board of Directors and the executive officers of the Company, including their age and positions with the Company and its subsidiaries (i.e., Camden National Bank, UnitedKingfield Bank, and Acadia Trust, N. A.), each as of December 31, 2005.

Other Directors and Officers	Age	Position with the Company	Term of Directorship	Positions with Subsidiaries
Robert J. Campbell	57	Director	2008	Director, Acadia Trust, N.A.

David C. Flanagan	52	Director	2007	Director, Camden National Bank

Ward I. Graffam	65	Director	2008	Director, Acadia Trust, N.A.

John W. Holmes	60	Director	2008	Director, Camden National Bank

Theodore C. Johanson	68	Director	2007	Director, UnitedKingfield Bank

Robin A. Sawyer, CPA	38	Director	2007	—

Winfield F. Robinson	68	Director	2008	Director & Chairman UnitedKingfield Bank

Laurel J. Bouchard	50	Chief Administrative Officer	—	—

Joanne T. Campbell	43	Senior Vice President Risk Management Officer	—	—

Sean G. Daly	38	Chief Financial Officer	—	—

Gregory A. Dufour	45	Chief Banking Officer	—	President & Chief Executive Officer, Camden National Bank Director, Camden National Bank

Susan M. Westfall	49	Senior Vice President, Clerk & Corporate Controller	—	—

All of the executive officers listed above will hold office at the discretion of the Company’s Board of Directors. There are no arrangements or understandings between any of the directors, or officers or any other persons pursuant to which any of the above directors have been selected as directors, or any of the above officers have been selected as officers. There are no “family relationships” among the above directors and officers, as the Securities and Exchange Commission defines that term.

The principal occupation and business experience for at least the last five years for each executive officer, director and nominee for director is set forth below. None of the organizations in the descriptions below except Camden National Bank, UnitedKingfield Bank, and Acadia Trust, N. A. are affiliated with the Company.

Nominees for Election as Directors

Ann W. Bresnahan. Ms. Bresnahan has been a Director of the Company and Camden National Bank since 1990. She has been a full-time volunteer and civic leader since 1970.

Robert W. Daigle. Mr. Daigle is President and Chief Executive Officer of the Company. He has been a Director of the Company and Camden National Bank since 1996, after being named President and Chief Executive Officer of Camden National Bank effective January 8, 1996, a position he held until January 1, 2004. Mr. Daigle was also a Director of Trust Company of Maine, Inc., until its merger with Acadia Trust, N.A. in December 2002. In October 2003 he became a Director of Acadia Trust, N.A. and currently serves as Chairman. Mr. Daigle was a Director of United Bank from June 1999 until its merger with Kingfield Savings Bank in February 2000, at which time he became a Director of UnitedKingfield Bank.

Rendle A. Jones. Mr. Jones has been a Director of the Company and Camden National Bank since 1988, and became Chairman of the Company in 1998 and Chairman of Camden National Bank in 1999. Mr. Jones was a Director of United Bank from 1996 until its merger with Kingfield Savings Bank in February 2000, at which time he became a Director of UnitedKingfield Bank. Mr. Jones is a partner in the law firm of Harmon, Jones, & Sanford, LLP in Camden, Maine, where he has worked since 1968.

Continuing Directors

Robert J. Campbell. Mr. Campbell joined the Company’s Board of Directors in November 1999. He has also been a Director of Acadia Trust, N.A. since its acquisition in July 2001. He has been a partner in the investment management firm of Beck, Mack & Oliver in New York, New York, since 1991.

David C. Flanagan. Mr. Flanagan joined the Company’s Board of Directors in September 2005. He has also been a Director of Camden National Bank since 1998. Mr. Flanagan is President of Viking Lumber, Inc. a family-owned lumber and building supply business with five locations in mid-coast Maine, a position he has held since 1978.

Ward I. Graffam. Mr. Graffam joined the Company’s Board of Directors in November 1999. He has also been a Director of Acadia Trust, N.A. since its acquisition in July 2001. Mr. Graffam is a former co-owner of Wayfarer Marine Corporation in Camden, Maine. Previously, Mr. Graffam spent 30 years in various legal and executive positions with UNUM Corporation and retired as President and Managing Director of UNUM European Holding Company. He is a member of several for-profit and non-profit boards of directors and a consultant to various businesses on strategic issues.

John W. Holmes. Mr. Holmes has been a Director of the Company and Camden National Bank since 1988. Mr. Holmes is also President and majority owner of Consumers Fuel Company in Belfast, Maine, a position he has held since 1977.

Theodore C. Johanson. Previously a Director of KSB, Mr. Johanson became a Director of the Company concurrent with its acquisition of KSB Bancorp, Inc. (“KSB”) in December 1999. Mr. Johanson was a Director of KSB and Kingfield Savings Bank from October 1996 until the Company acquired KSB in December 1999 and Kingfield Savings Bank’s merger with United Bank in February 2000, at which time Mr. Johanson became a Director of UnitedKingfield Bank. Mr. Johanson is currently the Managing Director of Harbor Wharf, LLC. Formerly, Mr. Johanson was the President of Falcon Shoe Company in Lewiston, Maine from 1963 until 2000.

Robin A. Sawyer, CPA. Ms. Sawyer joined the Company’s Board of Directors in July 2004. Ms. Sawyer is Vice President, Corporate Controller at Fairchild Semiconductor a position she has held since November 2002. In addition, since October 2005, she has also served as interim Co-Chief Financial Officer and as the Principal Financial Officer at Fairchild Semiconductor. She joined Fairchild Semiconductor in 2000 as Manager of Financial Planning and Analysis. From 1998 to 2000 Ms. Sawyer was employed by Cornerstone Brands, Inc., as Director of Financial Planning and Reporting. Prior to that Ms. Sawyer worked at Baker, Newman & Noyes, LLC and its predecessor firm Ernst & Young.

Winfield F. Robinson. Previously Chairman and a Director of KSB, Mr. Robinson became a Director of the Company concurrent with its acquisition of KSB in December 1999. Mr. Robinson served as Chairman of the Board of KSB since its formation in 1993. He also served as a Director of Kingfield Savings Bank from 1976 and was elected its Chairman of the Board in 1986 until the Company acquired KSB in December 1999. Upon the merger of Kingfield Savings Bank with United Bank in February 2000, Mr. Robinson became a Director and Chairman of UnitedKingfield Bank. Mr. Robinson is currently President of Flagstaff Ventures, LLC. Formerly Mr. Robinson was President of Timber Resource Group LLC, a forest products firm based in Farmington, Maine from 1998 until 2002.

Executive Officers

Laurel J. Bouchard. Ms. Bouchard joined the Company in May 1999 as Vice President, Corporate Sales and Marketing, was promoted to Senior Vice President, Corporate Administration in January 2001, and then to Chief Administrative Officer in January 2004. Prior to joining the Company, Ms. Bouchard worked 17 years for Merrill Trust Company/Fleet Bank, having served as Senior Vice President and District Manager at the time of her departure.

Joanne T. Campbell. Ms. Campbell became Vice President & Residential Real Estate Administration Officer for the Company in January 2000, after having served in the same capacity for Camden National Bank since March 1996. She was promoted to Senior Vice President in January 2001. In June 2002, Ms. Campbell assumed new responsibilities in the areas of Compliance, Audit & CRA. In January 2004 she was promoted to Risk Management Officer. From 1994 until joining Camden National Bank, she was a Regional Sales Manager for Salem Five Mortgage Company.

Sean G. Daly. Mr. Daly joined the Company in February 2005 as Chief Financial Officer. Prior to joining the Company, Mr. Daly was Chief Operating Officer at QGO, LLC and Director of Business Development at its related company, QC2, LLC in Rhode Island. In addition to his experience at QGO, Mr. Daly has held various financial management positions with FleetBoston Corporation, Citizens Financial Group, Putnam Investments and Melville Corporation. Mr. Daly started his career at KPMG in Providence, Rhode Island.

Gregory A. Dufour. Mr. Dufour joined the Company in April 2001 as Senior Vice President of Finance. In August of 2002 he assumed additional responsibility for Operations and Technology. In January 2004, Mr. Dufour was named Chief Banking Officer for the Company and President and Chief Operating Officer for Camden National Bank, and then in January 2006 became President and Chief Executive Officer for Camden National Bank. Prior to this, Mr. Dufour was Managing Director of Finance and a member of the Executive Operating Group for IBEX Capital Markets in Boston, Massachusetts. In addition to his experience at IBEX, Mr. Dufour held various financial management positions with FleetBoston Corporation and its affiliates including Vice President and Controller of Debt Capital Markets, Controller of Investment Banking and Banking Group Controller.

Susan M. Westfall. Ms. Westfall was named Vice President & Corporate Controller for the Company in January 1996, having held numerous positions of increasing responsibility with Camden National Bank since 1979. In 1997 her responsibilities were expanded to include those of Clerk and she was promoted to Senior Vice President in January 2005.

For a summary of the business experience and biographical information for Mr. Daigle, please see the “Continuing Directors” sections above.

Board of Directors and its Committees

Board of Directors. During the major portion of 2005, the Company was managed by an 11-member board, a majority of whom meet the independence standards established by the American Stock Exchange. The Board of Directors of the Company held 12 regular meetings, and one Annual Meeting during 2005. Each of the directors attended at least 75% of the total number of meetings of the Company’s Board and meetings of the committees of the Company Board that he or she was eligible to attend. Although we do not have a formal policy regarding attendance by members of the Board of Directors at Annual Meetings of stockholders, we expect that our directors will attend, even though we recognize that directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board on the same date as the annual stockholders meeting. In 2005 ten directors, and in 2004 nine directors attended our annual stockholders meeting.

The Company’s Board of Directors has standing Audit, Retirement Plan Administration, Compensation, Capital Planning, and Governance committees.

Audit Committee. The members of the Company’s Audit Committee are Robin A. Sawyer, CPA, Chairman; Robert J. Campbell; and John W. Holmes. Robin A. Sawyer, CPA was appointed Chairman after the death of Richard N. Simoneau, CPA, in November 2005. This committee met nine times during 2005. The Company’s Audit Committee receives and reviews reports on examinations and accounting audits of the Company, and works to ensure the adequacy of operating practices, procedures and controls. The Audit Committee operates under a written charter, a copy of which is available on the Company’s websites at www.camdennational.com and www.unitedkingfield.com.

Retirement Plan Administration Committee. The members of the Company’s Retirement Plan Administration Committee are John W. Holmes, Chairman; Robert W. Daigle; Ward I. Graffam; Theodore C. Johanson and Winfield F. Robinson. This committee reviews all matters relating to the retirement plans offered to the employees of the Company and each of its subsidiaries.

Compensation Committee. The members of the Company’s Compensation Committee are Ward I. Graffam, Chairman; John W. Holmes; Rendle A. Jones; and Winfield F. Robinson. This committee met nine times during 2005. Mr. Graffam, in his roles as Chairman of MEMIC and executive committee member of Northeast Health, serves those organizations on compensation matters in a similar manner. None of the other members of this committee served on a similar committee for any other company besides subsidiaries of the Company. The Committee discharges the Board’s responsibilities relating to compensation of the Company’s directors and executives, and oversees the Company’s overall compensation programs. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s websites at www.camdennational.com and www.unitedkingfield.com.

Capital Planning. The Company’s Capital Planning Committee members are Robert J. Campbell, Chairman; Robert W. Daigle; and Rendle A. Jones. This Committee oversees capital adequacy for the Company and its affiliates, and coordinates capital generation and deployment activities.

Governance Committee. The Governance Committee is responsible for making recommendations to the Board of Directors of persons to serve as directors of the Company and as chairs and members of committees of the Board of Directors. The Governance Committee is also responsible for certain corporate governance practices, including the development of ethical conduct standards for our directors, officers and employees and an annual evaluation to determine whether the Board of Directors and its committees are functioning effectively. The Governance Committee operates under a written charter, a copy of which is available on the Company’s websites at www.camdennational.com and www.unitedkingfield.com.

The members of the Governance Committee are Rendle A. Jones, Chairman; David C. Flanagan; Ward I. Graffam; and Theodore C. Johanson, each of whom the Board of Directors has determined to be independent under the new listing standards adopted by the American Stock Exchange. The Governance Committee held two meetings during 2005.

The Governance Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominations made by directors, management and stockholders. To date, the Governance Committee has not engaged any third parties to assist in identifying candidates for the Board of Directors. The Governance Committee has established minimum qualifications for recommended nominees that include evaluating nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience and their ability to represent and act on behalf of all stockholders, as well as the needs of the Board of Directors. In general, the Governance Committee would expect to re-nominate incumbent directors who express an interest in continuing to serve on the Board.

Executive Compensation

The following table sets forth, for each of the Company’s last three fiscal years, the annual compensation awarded to the Company’s Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during the year-ended December 31, 2005 (the “named executive officers”).

Summary Compensation Table

			Annual Compensation			Long-Term Compensation
Name	Year		Salary (1)	Bonus (2)	Other Annual Compensation(3)	Restricted Stock Awards	Securities Underlying Options #	All Other Compensation(4)
Robert W. Daigle	2005		$310,000	$102,300	$12,985	$50,082	0	$14,700
President and Chief	2004		310,000	100,000	0	0	0	14,350
Executive Officer	2003		309,600	182,400	0	0	0	12,000
Gregory A. Dufour	2005		$165,000	$55,000	$4,621	$26,637	0	$14,350
Chief Banking Officer	2004		165,000	40,000	0	0	0	14,350
	2003		120,000	75,000	0	0	0	9,060
Sean G. Daly	2005	(5)	$125,577	$30,000	0	0	7,500	$45,600	(6)
Chief Financial Officer	2004	(7)	0	0	0	0	0	0
	2003	(7)	0	0	0	0	0	0
Laurel J. Bouchard	2005		$140,000	$45,000	$7,494	$22,601	0	$12,950
Chief Administrative	2004		140,000	45,000	0	0	0	14,350
Officer	2003		110,000	65,000	0	0	0	8,520
Joanne T. Campbell	2005		$100,000	$25,000	$2,490	0	1,500	$8,750
Senior Vice President &	2004		100,000	25,000	0	0	0	10,769
Risk Management Officer	2003		90,000	50,000	0	0	0	6,912

(1)	In addition to the salaries, amounts include (i) compensation deferred pursuant to the Company’s 401(k) Plan, which allows employees of the Company and its participating subsidiaries to defer up to the maximum amount allowed by federal tax laws, subject to applicable limitations in Section 401(k) of the Internal Revenue Code of 1986, as amended, (ii) compensation deferred pursuant to the Company’s non-qualified deferred compensation plan, which allows executive officers of the Company to defer up to 100% of base salary and incentive compensation, and (iii) fees paid for services as directors for 2003.
(2)	Bonuses were earned under the Company’s annual Executive Incentive Plan in the year indicated and paid early in the following year.
(3)	Amounts listed include the difference between the price paid for Company stock under the Management Stock Purchase Plan and fair market value on the date of purchase, and the value of the financial planning benefit used.
(4)	Pursuant to the Company’s Retirement Savings Plan, amounts listed include 401(k) matching contributions by the Company, as well as 3% profit sharing allocations for 2005 and 2004 and a 2% profit sharing allocation for 2003. Also included in this column are employer discretionary contributions to the Executive Deferred Compensation Program.
(5)	This amount includes $15,000 in compensation for the time that Mr. Daly worked as a consultant for the Company, until his employment as Chief Financial Officer on February 7, 2005.
(6)	This amount includes $36,810 for relocation expenses.
(7)	Mr. Daly became an employee of the Company in February 2005.

Stock Options and Similar Awards

During 2005, the Company granted stock options as detailed in the table below.

Individual Options Grants in Fiscal Year 2005

Name	Number of Securities Underlying Options Granted (#)	Percent of total options granted to Employees in fiscal year	Exercise of base Price ($/share)	Expiration Date	Potential realizable value at assumed annual rates of stock price appreciation for option term
					5%($)	10%($)
Sean G. Daly	7,500	17.1%	$35.84	02/2015	$169,050	$428,400
Joanne T. Campbell	1,500	3.4%	36.69	01/2015	34,605	87,705

Aggregated Option Exercises in Fiscal Year 2005 and

Fiscal Year-End 2005 Option Values

Name	Shares Acquired On Exercise (#)	Value Realized($) (1)	Number of Securities Underlying Unexercised Option at Fiscal Year-End		Value of unexercised In- The-Money Options At Fiscal Year-End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert W. Daigle	10,000	$248,800	10,000	—	$205,500	$—
Gregory A. Dufour	—	—	5,000	—	84,400	—
Sean G. Daly	—	—	—	7,500	—	0
Laurel J. Bouchard	—	—	3,750	—	54,375	—
Joanne T. Campbell	—	—	4,500	1,500	63,585	0

(1)	The “value realized” represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. The value realized is determined without considering any taxes, which may be owed.
(2)	The value of an option was determined by multiplying the number of shares of Common Stock that may be purchased under the option by the difference between the market price of $32.88 per share, which was the closing price of a share of Common Stock as reported on the American Stock Exchange on December 31, 2005, and the applicable exercise price.

Retirement Plans

The Company has a Retirement Savings 401(k) Plan and the majority of employees participate in the Plan. Employees may contribute pre-tax savings contributions to the Plan up to the maximum amount allowed by federal tax laws. The Company makes matching contributions of up to 4% of their compensation and may make additional contributions subject to the discretion of the Board of Directors.

The Company also maintains a nonqualified, noncontributory, defined-benefit, supplemental executive retirement program (the “SERP”) for certain highly compensated employees. Current active participants in the SERP will receive upon retirement a benefit that is calculated based on targeting 1) 65-75% of that participant’s average salary and bonus for the 36 months of employment by the Company during which the participant’s compensation was highest, 2) years of service, and 3) reductions for the following amounts: (a) 50% of the participant’s projected primary Social Security benefits; (b) the portion of the participant’s benefits under the 401(k) plan arising from employer contributions; and (c) the participant’s benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding stock options and the incentive bonus plan. The agreement also provides for a 15-year guaranteed benefit upon death. As of January 1, 2004, the allowance for years of service in the benefit calculation was changed from a 25-year maximum to unlimited, and a total retirement benefit cap of 75% was instituted for participants when years of service exceed 25 years.

The SERP table on the following page illustrates potential annual retirement benefits payable from the SERP for life, assuming retirement in 2005 at age 65, for various levels of Final Average Compensation and Years of Service with the Company.

SERP TABLE

	Years of Service
Final Average Compensation	10	15	20	25	30	35
$ 125,000	$24,750	$25,000	$38,600	$41,750	$43,300	$41,300
150,000	30,600	34,000	48,500	52,500	53,300	52,000
170,000	35,275	41,850	56,250	60,750	62,000	60,000
200,000	42,275	53,400	68,600	74,500	75,600	72,800
225,000	48,000	63,000	78,600	86,000	87,500	82,400
250,000	54,000	73,000	89,000	97,500	99,700	93,000
300,000	66,425	92,500	109,000	120,500	124,500	115,700
400,000	92,500	131,500	149,200	166,500	174,000	162,000
450,000	105,500	151,000	169,000	189,500	199,000	185,200
500,000	118,500	170,500	204,000	212,600	224,000	208,200
600,000	144,400	209,500	256,000	288,500	273,300	254,600

The following table sets forth the number of years of credited service for the named executive officers listed in the Summary Compensation Table.

Credited Years of Service
Robert W. Daigle	9
Laurel J. Bouchard	6
Joanne T. Campbell	9
Gregory A. Dufour	4
Sean G. Daly	1

The SERP provides that, in the event that (a) the Company is merged with another company, (b) the other company survives the merger, (c) the covered officer is not made an officer of the surviving company and (d) the surviving company does not assume the Company’s obligations under the SERP, the Company’s Board of Directors may authorize a payment to the covered officer in an amount to be determined at the discretion of the Company’s Board of Directors.

Director Compensation

Directors who are also employees of the Company do not receive any compensation for serving as directors or as members of committees. Directors who are not employees of the Company received a $625 monthly retainer (chairmen of the audit and compensation committees, $775), $600 for attendance at each regular meeting of the Board of Directors and $325 for attendance at each meeting of a committee (audit committee, $500) of the Board of Directors. In addition, the Chairman of the Company’s Board of Directors received an annual retainer of $7,500. No additional fees were paid for membership on committees or for attendance at board or committee meetings.

Director compensation is paid monthly to those directors who do not defer their compensation. Any director of the Company may defer up to 100% of his or her fees and retainer in any calendar year. If a director elects to defer his or her compensation, the Company automatically credits the deferred amounts to a bank savings account designated for such purposes for that director. The values of the deferred accounts may be kept in cash or quarterly are adjusted based on the current market value of the Company’s stock, for those directors electing this option. The balance in the Deferred Account is paid out to the director, or the designated beneficiary, upon termination as a director.

Most directors of the Company are also directors of one or more of the Company’s subsidiary companies and, as such, receive compensation from those entities as well. Below is a summary of the compensation paid to all of the Company’s directors, and to directors of the Company’s subsidiaries, during 2005:

Name	Company		Camden National Bank(1)		UnitedKingfield Bank(1)		Acadia Trust, N.A. (1)	TOTAL
Rendle A. Jones	$25,400		$16,200	(2)	$9,200		$0	$50,800
Ann W. Bresnahan	13,500		9,400		0		0	22,900
Robert J. Campbell	16,025		0		0		12,000	28,025
David C. Flanagan	4,275	(3)	10,200		0		0	14,475
Ward I. Graffam	20,275		0		0		12,000	32,275
John W. Holmes	21,050		9,200		0		0	30,250
Theodore C. Johanson	16,925		0		11,200		0	28,128
Winfield F. Robinson	18,225		0		16,400	(2)	0	34,625
Robin A. Sawyer, CPA	17,850		0		0		0	17,850

Retired or deceased directors	26,250		14,600		0		8,000	48,850
Directors of a subsidiary only	0		10,200		46,200		0	56,400

TOTAL	$179,775		$69,800		$83,000		$32,000	$364,575

(1)	Camden National Bank, UnitedKingfield Bank and Acadia Trust, N.A. are wholly owned subsidiaries of the Company.
(2)	This amount includes annual retainer of $5,000 for Chairman position.
(3)	Mr. Flanagan joined the Company’s Board of Directors in September 2005.

Employment and Change of Control Agreements

Mr. Daigle. In 2004 the Company entered into an employment agreement with Mr. Daigle (the “executive”) that covered a term commencing on May 4, 2004 and expiring on the close of business on May 5, 2006 (the “Initial Employment Term”). The agreement provides, however, that the term of the executive’s employment by the Company shall continue for an indefinite period after its expiration date unless and until either party gives to the other party notice of expiration of the term.

The employment agreement provides, among other things, for (i) an annual base salary of $310,000; (ii) insurance and other benefits, and (iii) in the event of (A) a termination by the Company without cause, or (B) by expiration of the employment term pursuant to a notice of termination during the employment term, or (C) a termination by the executive for “good reason” (limited to a breach by the Company of a material provision of this agreement, or a change in control) during the employment term, aggregate payments (made according to the Company’s regular payroll schedule) equal to twice the executive’s annual salary then in effect, as well as continued insurance and benefits (except profit sharing) during such two-year period.

The employment agreement includes a provision for termination of the executive for cause, whereupon payments and benefits cease. The employment agreement also includes certain non-solicitation and non-competition provisions, which cover the initial employment term and the two-year period thereafter.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members are Ward I. Graffam, Chairman; John W. Holmes; Rendle A. Jones; and Winfield F. Robinson. There were no compensation committee interlocks and no insider participation in compensation decisions during the year-ended December 31, 2005 that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934. Members of the Company’s Compensation Committee and their affiliates and families are borrowers from the Company’s subsidiaries. All loans and credit commitments to such persons were made in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features to the Company’s subsidiaries.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Camden National Corporation discharges the Board’s responsibilities relating to compensation of the Company’s directors and executives, and oversees the Company’s overall compensation programs.

Compensation Philosophy and Objectives. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that are:

•	designed to provide competitive total compensation that aligns executives’ interests with the Company’s short and long term plans,

•	performance-based and designed to motivate the Company’s executives toward the goal of enhancing enduring shareholder value, and

•	appropriate for the Company in light of all relevant circumstances.

Executive Compensation. The executive compensation program is an integral part of an overall management strategy that enables the Company to attract, retain and motivate executives who have the backgrounds and capabilities to reach the short- and long-term fiscal targets in the operating and strategic plans. Specifically:

•	Overall executive compensation will be targeted in the top 50% of peer group financial institutions (selected based on asset size and similar financial performance).

•	The composition of the package is continually reviewed and appropriate adjustments are made as recommended by the Compensation Committee and ultimately approved by the full Board of Directors.

•	Elements of the package may include:

•	Base salaries, benefits and periodic adjustments, contingent on movements in the marketplace and the contributions made by participating executives, as assessed by the Compensation Committee.

•	Annual cash incentive awards, made for attaining specific fiscal targets, as determined by the Compensation Committee, and accomplishing predetermined personal objectives by participants. Starting in 2002, executive officers participated in a non-qualified executive incentive program where they are eligible to receive 4% to 80% of annual salary, provided Company financial targets and individual performance objectives are achieved.

•	Longer-term awards, performance-justified by the provision of incremental earnings and shareholder value.

•	Equity participation, made available through competitive practices and the demonstrated proficiency on the part of the executive. The value ultimately received by participants will be contingent on the market value of common stock created for other shareholders.

•	Deferred compensation opportunities, to provide a means for creating future income to augment retirement benefits. In 2005 Mr. Daigle, Ms. Campbell, and Ms. Westfall participated in the Deferred Compensation Program, which allows for the deferral of up to 100% of the executive’s base salary and incentive compensation.

•	Income replacement at retirement, largely dependent on participation in the Retirement Savings Plan and the performance of that program. The following executive officers actively participate in this Plan by making elective 401(k) salary deferrals: Ms. Bouchard, Ms. Campbell, Mr. Daigle, Mr. Daly, Mr. Dufour, and Ms. Westfall. As a basic guideline, executives who have been with the Company for a 25 or more years should be able to replace 65-75% of final compensation at retirement when considering the Company-sponsored part of Social Security, the 401(k) match and Profit Sharing contributions, and the 2001 payouts under the former defined benefit plan. To the extent that there is a shortfall in targeted income replacement levels, executives may be eligible for a non-qualified supplemental executive retirement plan to bring actual awards up to desired levels (see Retirement Plan section).

•	Other perquisites, may be provided to executives as a result of their roles and to round out the compensation package.

•	In structuring specific plans under each of these important elements, emphasis is heavily weighted on performance. By design, executives should be able to increase the overall levels of their compensation by producing fiscal results that ultimately enhance shareholder value.

Performance Measures

There are several performance measures used in evaluating the compensation of the Company’s executive officers. In addition to using state and national banking surveys, and an analysis of executive compensation against an established peer group, the Company considers the specific performance of the executive officer. Each executive officer has an annual performance evaluation conducted by an individual in the next level of management, and the Company’s Compensation Committee reviews the performance of the Company’s Chief Executive Officer against written performance objectives for the year. The performance of the Company as a whole and the financial plan for the ensuing year, in particular, are guiding factors in establishing appropriate levels of executive officer compensation; however, other general factors such as the business climate and the evaluation of the executive officer, are also taken into consideration in determining appropriate levels of executive officer compensation. It is a central aim of the Company’s Compensation Committee to ensure that each of the Company’s executive officers is appropriately compensated for his or her contribution to the Company, knowing that the contribution directly affects the Company and its shareholders.

Equity Compensation Plans

Stock Options

A component of compensation for select Company officers is the award of options to purchase shares of Common Stock at fixed prices. The Company’s 2003 Stock Option and Incentive Plan, which expires in 2013, is tied to Company performance in that the options only have value if the market value of Common Stock increases. The Company awarded options to acquire 43,750 shares of common stock under this plan during 2005; the individual grants vest in five equal installments over a 5-year period and have a 10-year life.

Restricted Stock Awards

A component of compensation for executive officers is the award of restricted stock. In January 2005, the Company issued 4,687 shares of restricted stock, which vest in three equal installments over a 3-year period.

Management Stock Purchase Plan

The Management Stock Purchase Plan provides equity incentive compensation to selected management employees of the Company. Participants in the Plan who are senior executives of the Company are required to receive restricted shares in lieu of a portion of their annual incentive bonus, while certain other officers may elect to receive restricted shares in lieu of a portion of their annual incentive bonus. Restricted shares are granted at a discount of one-third of the fair market value of the stock on the date of the grant.

Restricted shares will vest two years after the grant date if the participant remains employed by the Company for such period. During the first quarter of 2005, the Company issued 3,455 shares of restricted stock at a discounted price of $24.91 under the Management Stock Purchase Plan.

Long-term Performance Share Plan

The Long-term Performance Share Plan is intended to create incentives for certain executive officers to allow the Company to attract and retain in its employ persons who will contribute to the future success of the Company. Awards made under this plan will be used to achieve the goals of 1) aligning executive incentive compensation with increases in shareholder value, and 2) using equity compensation as a tool to attract and retain key employees. The long-term performance period is a period of three consecutive fiscal years beginning on January 1 of the first year and ending on December 31 of the third year. Awards are based upon the attainment of certain targets for growth in tangible book value and return on average equity over the three-year period. The current calculation of awards, based on projections of tangible book value and return on average equity for the first three-year performance period of January 1, 2005 through December 31, 2007, is not considered material and no related expense has been recognized.

Compensation of the Chief Executive Officer

The Company’s Compensation Committee annually reviews the Chief Executive Officer’s existing compensation arrangements in light of the performance of the Company, his performance, and a comparison to the compensation of chief executive officers in other similar companies of comparable size and performance characteristics.

The annual compensation for the Company’s Chief Executive Officer is divided into two basic categories: (a) salary and benefits, and (b) executive incentive compensation.

In past years, the salary of the Company’s Chief Executive Officer has been increased based upon performance of the Company in those previous years. The salary level selected must be within the salary range for chief executive officers in other similar companies of comparable size and performance characteristics. The Company’s human resources department conducts a study of the salary ranges of chief executive officers in other similar companies of comparable size (from published compensation surveys, information provided by selected compensation consultants, and research of company proxies), and provides its results to the Company’s Compensation Committee along with supporting data and a suggested salary range for the year. As a result of this analysis, the base salary for the Company’s Chief Executive Officer for 2005 and 2004 was $310,000.

The second part of the annual compensation program for the Company’s Chief Executive Officer is based upon the executive incentive compensation program, which applies to all executive officers. The 2005 executive incentive compensation program resulted in a bonus of 33% of base salary for the Company’s Chief Executive Officer, based on the achievement of Company financial objectives and his individual performance objectives, as set by the Compensation Committee at the beginning of 2005.

During 2003 the compensation program for the Company’s Chief Executive Officer also included director’s fees, based on the fee schedule for all directors, excluding the Chairman. Starting in 2004, inside directors no longer receive compensation for their role as a director.

The total compensation package, including equity compensation, for the Company’s Chief Executive Officer is competitive with the compensation programs provided by other similar companies of comparable size and performance characteristics. Moreover, the Company’s Compensation Committee believes that it has set compensation at levels that reflect the contributions the Company’s Chief Executive Officer has made toward the Company’s success and achievement of objectives.

Submitted by:	Ward I. Graffam, Chairman
John W. Holmes
Rendle A. Jones
Winfield F. Robinson

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm, Berry, Dunn, McNeil & Parker, is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed with the Company’s management the Company’s audited financial statements and financial disclosure controls, as of, and for the year ended December 31, 2005.

The Audit Committee also has discussed with the Company’s independent auditors the matters required to be discussed by the Auditing Standards Board of The American Institute of Certified Public Accountants’ Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the Company’s independent auditors, as required by the Independence Standards Board’s Independence Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and has discussed with the independent auditors the auditors’ independence.

Based on the reviews and discussions referred to above, the Company’s Audit Committee recommended to the Board of Directors of the Company that the financials statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Each of the members of the Company’s Audit Committee is independent, as such term is defined under the listing standards of the American Stock Exchange as of December 31, 2005.

The Board of Directors has determined that the Company has at least one “audit committee financial expert” serving on its Audit Committee. Ms. Robin A. Sawyer, CPA, the Chairman of the Audit Committee, meets the criteria for an “audit committee financial expert” and is “independent” within the meaning of the rules adopted by the American Stock Exchange pursuant to the Sarbanes-Oxley Act of 2002.

During the year ended December 31, 2005, the Company paid the following fees to Berry, Dunn, McNeil & Parker, the Company’s independent registered public accounting firm:

Audit Fees: The aggregate fees billed for professional services rendered by the principal accountant, Berry, Dunn, McNeil & Parker (BDMP), for the audit of the Company’s annual financial statements in compliance with the Sarbanes-Oxley Act of 2002, internal control reporting under Sarbanes-Oxley Section 404, and review of financial statements included in the Company’s Form 10-K for the years ended December 31, 2005 and 2004 were $142,547 and $137,895, respectively.

Audit Related Fees: The aggregate fees billed for assurance and related services rendered by BDMP related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2005 and 2004 were $19,105 and $19,491, respectively. These services related primarily to audit of the Company’s employee benefit plan and audit of a common trust fund.

Tax Fees: The aggregate fees billed for professional services rendered by BDMP for tax compliance, tax audit assistance, tax advice and tax planning for the years ended December 31, 2005 and 2004 were $20,327 and $15,531, respectively. The nature of the services comprising the fees disclosed under this category are preparation of federal and state tax returns, assistance with IRS audit, review of estimated tax payments and review of compliance with information reporting requirements.

All Other Fees: The aggregate fees billed for services provided by BDMP, other than the services reported in the paragraphs above, for the years ended December 31, 2005 and 2004 were $1,322 and $10,891, respectively.

No services were rendered for financial information systems design and implementation or internal audit.

All audit services provided by the Company’s external auditors are pre-approved by the Audit Committee.

The Company’s Audit Committee has considered the compatibility of the non-audit services furnished by the Company’s auditing firm with the firm’s need to be independent.

Submitted by:	Robin A. Sawyer, CPA, Chairman
Robert J. Campbell
John W. Holmes

Stock Performance Graphs

The following graph illustrates the estimated annual percentage change in the Company’s cumulative total shareholder return on the Common Stock for the period December 31, 2000 through December 31, 2005. For purposes of comparison, the graph illustrates comparable shareholder return of NASDAQ banks as a group as measured by the NASDAQ Banks Stock Index and of companies of similar capitalization value as measured by the Russell 2000 Stock Index. The graph assumes a $100 investment on December 31, 2000 in the Common Stock, the NASDAQ banks as a group and the Russell 2000 companies as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31, 2005.

Certain Business Relationships

No nominee for director, other continuing director or executive officer of the Company engaged in any transaction with the Company or any of its subsidiaries during fiscal year 2005, in which the amount involved exceeded or exceeds $60,000, other than the financial transactions described below in the “Indebtedness of Management” section.

Indebtedness of Management

The Company’s nominees for directors, continuing directors and executive officers, members of the immediate family of continuing directors and executive officers, and entities which directors, continuing directors or executive officers control (other than subsidiaries of the Company) have had, and are expected to have in the future, financial transactions with one or more of the Company’s subsidiary banks. As of December 31, 2005, the outstanding loans by the Company’s subsidiary banks to the Company’s nominees for directors, continuing directors and executive officers amounted to an aggregate of approximately $4.6 million. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

All loans made by the Company and its subsidiaries to directors and executive officers are regulated by the Company’s federal and state regulators. These regulations (known as “Reg. O”) set forth various practices and reporting requirements for loans to directors and officers. In addition, the Sarbanes-Oxley Act of 2002 permits banks and bank holding companies to extend credit to their directors and officers provided that such extension of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available by such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions.

PROPOSAL 2 – RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Berry, Dunn, McNeil & Parker, has served as the Company’s independent public accounting firm since the Company’s formation in 1985, and as Camden National Bank’s independent public accounting firm since 1980. At the recommendation of the Audit Committee, Berry, Dunn, McNeil & Parker has been selected to continue to serve as the Company’s accountant for 2006. The Company has not had any disagreements with Berry, Dunn, McNeil & Parker, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. At the Annual Meeting, shareholders will be asked to ratify the selection of Berry, Dunn, McNeil & Parker as the Company’s accountant for the fiscal year ending December 31, 2006. Representatives of Berry, Dunn, McNeil & Parker will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

The Board of Directors recommends voting “FOR” the ratification of Berry, Dunn, McNeil & Parker as the Company’s independent accountant.

OTHER MATTERS

Nominations by Shareholders

Nominations for election to the Company’s Board of Directors may be made by any shareholder of the Company. Such nominations must be made in writing and delivered or mailed to the Secretary of the Company no later than the close of business of the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting. In the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice shall set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, the nominating shareholder shall furnish (a) the total number of shares of Common Stock that will be voted for each proposed nominee; (b) the name and residence address of the nominating shareholder; and (c) the number of shares of Common Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting may disregard any nominations not made in accordance with these provisions, and may instruct the inspector of election to disregard all votes cast for each such nominee. Our by-laws do not obligate us to include information about the candidate in our proxy materials, nor does it require us to permit the stockholder to solicit proxies for the candidate using our proxy materials. The by-law relates only to the procedure by which a stockholder may nominate a candidate for director. To date, no stockholder has proposed a candidate pursuant to our by-laws. If a stockholder should propose a candidate, we anticipate that the Governance Committee would evaluate that candidate on the basis of the criteria noted above. For additional information, please refer to Section 2.1 of our by-laws and to “Shareholder Proposals for Annual Meetings” below.

SEC rules require us to include in our proxy statements information about a recommended stockholder nominee, but only when the following criteria are met:

•	The proposed nomination is received by a date not later than the 120th day before the date (i.e., the month and day) of our proxy statement released to stockholders in connection with the prior year’s Annual Meeting.

•	The stockholder or stockholder group making the proposal has beneficially owned more than 5% of our common stock for at least a year.

If those criteria are met, and provided that we have written consent from the proposed candidate and from the stockholder or stockholder group, we would be obliged to identify in our proxy statement the name of the candidate and the stockholder or stockholder group making the nomination, and to disclose our position regarding the nomination.

Shareholder Proposals for Next Annual Meeting

Shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement and form of proxy for the 2007 Annual Meeting of Shareholders must be received by the Company by December 1, 2006. Such a proposal must also comply with the requirements as to form and substance established by the Commission for such a proposal to be included in the proxy statement and form of proxy.

Stockholder Communications

Our stockholders may communicate directly with the members of the Board of Directors or the individual Chairperson of standing committees of the Board of Directors by writing directly to those individuals c/o Camden National Corporation at the following address: Two Elm Street, Camden, Maine 04843. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our employees, officers and directors. The Code covers compliance with law; fair and honest dealings with the Company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code. You can review our Code of Ethics on our websites located at www.camdennational.com and www.unitedkingfield.com.

Financial Statements

The Annual Report to the commission on Form 10-K, including consolidated financial statements of the Company and its subsidiaries prepared in conformity with the United States generally accepted accounting principles, is being distributed to all Company shareholders of record and is enclosed herewith.

Other Business Matters

As of the date of this Proxy Statement, the Company’s Board of Directors know of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other business, matter or proposal shall properly come before the Annual Meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals’ names as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Company’s Board of Directors.

By Order of the Board of Directors

John W. Holmes

Secretary

March 24, 2006

ANNUAL MEETING OF SHAREHOLDERS OF

CAMDEN NATIONAL CORPORATION

April 25, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯Please detach along perforated line and mail in the envelope provided.¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect three Directors. The Board of Directors has nominated the persons listed below to serve as directors until 2009.		2. To ratify the selection of Berry, Dunn, McNeil & Parker as the Company’s registered public accounting firm for 2006.	FOR AGAINST ABSTAIN ☐ ☐ ☐
NOMINEES:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	• Ann W. Bresnahan • Robert W. Daigle • Rendle A. Jones	3. The proxies are authorized to vote in their discretion upon such other business and matters or proposals as may properly come before the Meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder Date:		Signature of Shareholder Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CAMDEN NATIONAL CORPORATION

PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas C. Jackson and Jeffrey J. Weymouth, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Camden National Corporation to be held at the Hanley Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856 on April 25, 2006 at 3:00 p.m. local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of the Company’s common stock which the undersigned may be entitled to vote at said meeting upon the following proposal described in the accompanying Notice of Annual Meeting and Proxy Statement, dated March 24, 2006, in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Meeting. All previously dated proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

SEE REVERSE SIDE

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